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                                      23.1

                 NOTICE REGARDING CONSENT OF ARTHUR ANDERSEN LLP


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                 NOTICE REGARDING CONSENT OF ARTHUR ANDERSEN LLP


         Section 11(a) of the Securities Act of 1933, as amended (the "Securities Act"), provides that if any part of a registration statement at the time such part becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement, or as having prepared or certified any report or valuation which is used in connection with the registration statement, with respect to the statement in such registration statement, report or valuation which purports to have been prepared or certified by the accountant.

         On June 19, 2002, Interphase Corporation ("Interphase") dismissed Arthur Andersen LLP and appointed PricewaterhouseCoopers LLP as its independent auditors. Arthur Andersen has advised Interphase that key management members have resigned from the firm prior to the date of this filing and, based upon specific advice from the Securities and Exchange Commission, their firm is therefore precluded from signing current consents relating to Interphase. Since Interphase is unable to obtain a written consent from Arthur Andersen, Interphase has dispensed with the requirement to file such consent in reliance on Rule 437a of the Securities Act.

         As a result, however, Arthur Andersen will not have any liability under
Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen or any omissions of a material fact required to be stated therein. Accordingly, investors will not be able to assert a claim against Arthur Andersen under
Section 11(a) of the Securities Act for any purchases of securities under the Registration Statements made on or after the date of the Form 10-K, filed on February 6, 2002. To the extent provided in Section 11(b)(3)(C) of the Securities Act, however, other persons who are liable under Section 11(a) of the Securities Act, including the Company s officers and directors, may still rely on Arthur Andersen's original audit reports as being made by an expert for purposes of establishing a due diligence defense under Section 11(b) of the Securities Act.